Exhibit 1
RECAPITALIZATION AGREEMENT
dated as of
May 9, 2007
BETWEEN
GLOBAL CROSSING LIMITED
AND
STT CROSSING LTD.

RECAPITALIZATION AGREEMENT
     This RECAPITALIZATION AGREEMENT (this “Agreement”) is made and entered into as of May 9, 2007, by and among Global Crossing Limited, a company organized under the laws of Bermuda (“Global Crossing”) and STT Crossing Ltd., a company organized under the laws of Mauritius (“STT Crossing”).
W I T N E S S E T H :
     WHEREAS, STT Crossing has entered into an indenture, dated as of December 23, 2004 as amended and restated from time to time (the “Indenture”), pursuant to which Global Crossing has issued to STT Crossing the 4.7% Senior Secured Mandatory Convertible Notes due 2008 (the “GCL Notes”) and STT Crossing desires to convert its GCL Notes into shares of common stock, par value $0.01 per share, of Global Crossing (the “Common Shares”) and warrants to acquire Common Shares; and
     WHEREAS, Global Crossing intends to obtain financing (the “Global Crossing Debt Financing”) under a senior secured credit facility of up to $300,000,000 pursuant to a credit and guaranty agreement (the “Credit and Guaranty Agreement”) to be entered into with, amongst others, Goldman Sachs Credit Partners, L.P. and Credit Suisse Securities (USA) LLC. As a condition thereto, STT Crossing is required to enter into a subordination and intercreditor agreement (the “Intercreditor Agreement”) and Global Crossing is required to enter into the Senior Debt Documents (as defined in the Intercreditor Agreement). The closing of the Global Crossing Debt Financing is referred to herein as the “Closing” and the date on which the Closing occurs is referred to herein as the “Closing Date”.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
RECAPITALIZATION
     1.1 Restructuring Fee and Intercreditor Agreement. Upon the terms and subject to the conditions of this Agreement, on the Closing Date:
          (a) Global Crossing shall pay to STT Crossing a restructuring fee of $7.5 million in cash within five (5) business days following the Closing Date to an account designated by STT Crossing, it being understood and agreed that as and when such restructuring fee is paid, the same shall be deemed fully earned and non-refundable;

          (b) Global Crossing shall deliver to STT Crossing the Intercreditor Agreement substantially in the form attached hereto as Exhibit A, duly executed by all parties thereto (except STT Crossing);
          (c) Global Crossing shall deliver to STT Crossing the duly executed Credit and Guaranty Agreement and Senior Debt Documents; and
          (d) Global Crossing shall deliver to STT Crossing the resolution by its board of directors approving this Agreement and the transactions contemplated hereby.
     1.2 Conversion of the GCL Notes. Upon the terms and subject to the conditions of this Agreement, and provided that an event of default has not occurred and is not continuing under the Indenture, no later than 30 days (as determined by STT Crossing in its sole and absolute discretion) following the earlier of (i) the date falling 90 days after the Closing Date or (ii) the date of Substantial Completion of the Senior Collateral (as defined in the Intercreditor Agreement) (the “Conversion Date”):
          (a) On the Conversion Date, STT Crossing agrees to convert the GCL Notes (the “Conversion”) and Global Crossing shall, upon the Conversion, issue and deliver to STT Crossing (i) 7,772,855 Common Shares (the “New Common Shares”) and (ii) 8,806,431 warrants (the “Warrants”) exercisable into 8,806,431 Common Shares (the “Warrants Shares”). The Warrants shall be substantially in the form of Exhibit B and shall have ten year maturities with an initial exercise price of $0.01 per Common Share;
          (b) If Global Crossing fails to deliver all of the securities in accordance with Section 1.2(a) (including because the condition in Section 5.2(a) has not been satisfied) for reasons other than those due to the default of STT Crossing, (i) Global Crossing shall pay to STT Crossing $10.5 million in cash within five (5) business days following the Conversion Date to an account designated by STT Crossing and (ii) Global Crossing and STT Crossing shall work together using commercially reasonable efforts to restructure the transactions contemplated hereby so that parties will receive the same economic benefits as each party would have received had the transactions contemplated under this Agreement been effected. The parties agree that the final terms of such restructuring shall be subject to the approval of the Audit Committee of Global Crossing; and
          (c) Global Crossing and STT Crossing shall enter into an amendment to the registration rights agreement substantially in the form attached hereto as Exhibit C (the “Amendment No. 3 to the Registration Rights Agreement”) providing for registration rights with respect to the New Common Shares, the Warrants and the Warrant Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GLOBAL CROSSING
     Global Crossing hereby represents and warrants to STT Crossing, as of the date hereof and the Conversion Date, as follows:

     2.1 Due Authorization; Enforceability.
     It has all right, corporate power and authority to enter into, execute and deliver this Agreement and the Warrant Agreement and to consummate the transactions contemplated hereby and thereby. Its execution and delivery of this Agreement, and of the Warrant Agreement when it is executed and delivered, and its compliance with each of the provisions of this Agreement and the Warrant Agreement are within its corporate power and authority and have been duly authorized by all requisite corporate and other action on its part. The Audit Committee of the Board of Directors of Global Crossing has recommended that the Board of Directors of Global Crossing approve, and the Board of Directors of Global Crossing has approved, this Agreement, the Warrant Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it, and the Warrant Agreement when executed and delivered, will be duly and validly executed and delivered by it, and this Agreement, and the Warrant Agreement when it is executed and delivered, constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.
     2.2 No Conflicts or Violations; Consents.
     Neither the execution, delivery or performance by it of this Agreement and the Warrant Agreement nor the consummation by it of the transactions contemplated hereby and thereby will: (i) conflict with, or result in a breach or violation of, any provision of its memorandum of association, certificate of incorporation or bylaws or other organizational documents; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any law applicable to or binding on it or any provision of any contract, agreement or other arrangement to which it is a party or pursuant to which it or any of its assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, prospects, operations or condition (financial or otherwise) of Global Crossing and its subsidiaries taken as a whole or its ability to consummate the transactions contemplated hereby; or (iii) except for approval from the United States Federal Communications Commission (the “FCC”) referred to in Section 4.4 for which approval will be sought, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on its part. No representation is made with respect to compliance with NASD Rule 4350(i)(1)(D).
     2.3 Valid Issuance of Securities.
     The New Common Shares and Warrants will be, and the Warrant Shares will be, if and when issued in accordance with the terms of the Warrants, duly authorized, validly issued, fully paid and non-assessable, free from all liens, claims and encumbrances, as the case may be, and will not be subject to any pre-emptive rights or similar rights.

     2.4 Brokers or Finders.
     Upon the consummation of the transactions contemplated by this Agreement and the Warrant Agreement, no agent, broker, investment banker or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Global Crossing or any subsidiary of Global Crossing in connection with any of the transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STT CROSSING
     STT Crossing hereby represents and warrants to Global Crossing, as of the date hereof and the Conversion Date, as follows:
     3.1 Due Authorization; Enforceability.
     It has all right, power and authority to enter into, execute and deliver this Agreement and the Warrant Agreement and to consummate the transactions contemplated hereby and thereby. Its execution and delivery of this Agreement, and of the Warrant Agreement when it is executed and delivered, and its consummation of the transactions contemplated hereby and thereby are within its power and authority and have been duly authorized by all necessary action on its part. This Agreement has been duly and validly executed and delivered by it, and the Warrant Agreement when it is executed, will be duly and validly executed and delivered by it, and this Agreement and the Warrant Agreement, when it is executed and delivered, constitute its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.
     3.2 Consents; No Violations.
     Neither the execution, delivery or performance by it of this Agreement and the Warrant Agreement nor the consummation by it of the transactions contemplated hereby and thereby will: (i) conflict with, or result in a breach or violation of, any provision of its organizational documents; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any law or any provision of any contract, agreement or other arrangement of it, or to which it or any of its assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its ability to consummate the transactions contemplated hereby; or (iii) except for approval from the FCC referred to in Section 4.4 for which approval will be sought, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on its part. No representation is made with respect to compliance with NASD Rule 4350(i)(1)(D).
     3.3 Securities Laws Matters.
     STT Crossing is acquiring the New Common Shares and the Warrants for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof. STT Crossing (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Common Shares and the Warrants and is capable of bearing the economic risks of such investment. STT Crossing is an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”). STT Crossing understands and acknowledges that the New Common Shares and the Warrants have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.
     3.3 Brokers or Finders.
     Upon the consummation of the transactions contemplated by this Agreement and the Warrant Agreement, no agent, broker, investment banker or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from STT Crossing in connection with any of the transactions contemplated by this Agreement.
ARTICLE IV
OTHER AGREEMENTS
     4.1 Fees and Expenses.
     Global Crossing shall pay, or shall cause to be paid, to STT Crossing, within five (5) business days following the request from STT Crossing, (a) all reasonable, actual, documented, out-of-pocket costs and expenses incurred by STT Crossing and their affiliates in connection with the transactions contemplated by this Agreement, including all reasonable out-of-pocket expenses, costs and other fees of their legal, accounting and financial advisors and (b) all outstanding fees and expenses incurred by STT Crossing and their affiliates in connection with prior consents provided under the GCL Notes.
     4.2 Reasonable Efforts; Notification.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, each party to this Agreement shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable, the transactions contemplated by this Agreement and to bring about the satisfaction of all other conditions to the other parties’ obligations to close;

provided , however , that nothing in this Agreement shall obligate any party to waive or modify any of the material terms and conditions of this Agreement or any of the documents contemplated hereby, except as expressly set forth herein.
     (b) (i) Global Crossing shall give written notice to STT Crossing promptly upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that has resulted in, or that would be reasonably likely to result in, (A) any representation or warranty set forth in Article II being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof until the Conversion Date, (B) the failure by Global Crossing to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (C) any change, effect, event, occurrence, state of facts or development of which it becomes aware that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Global Crossing to consummate the transaction contemplated by this Agreement; and (ii) STT Crossing shall give written notice to Global Crossing promptly upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that has resulted in, or that would be reasonably likely to result in, (A) any representation or warranty set forth in Article III being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof until the Conversion Date, (B) the failure by STT Crossing to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (C) any change, effect, event, occurrence, state of facts or development of which it becomes aware that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of STT Crossing to consummate the transaction contemplated by this Agreement;
     provided, however, that no such notification under clause (i) or (ii) above shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
     4.3 Further Assurances.
     At any time and from time to time after the date hereof, the parties agree to use their respective reasonable best efforts to cooperate with each other and (i) at the reasonable request of any other party, execute and deliver any instruments or documents, and (ii) take, or cause to be taken, all such further action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder or thereunder. If either party hereto conclude in good faith or is advised by the National Association of Securities Dealers, Inc. (“NASD”) or Nasdaq that the shareholders of Global Crossing are required to approve any of the transactions contemplated by this Agreement, Global Crossing will use its commercially reasonable efforts to obtain the required approval of its shareholders as promptly, and in the manner, as STT Crossing directs. STT Crossing will agree to cooperate reasonably with the seeking of such approval and to vote (or execute a written consent) to approve any of the transactions required to be so approved. The parties hereto shall also modify the terms of this Agreement to the extent required to accommodate such approval requirement. If the shareholders of Global Crossing are required to approve any of the transactions contemplated by this Agreement, then the number of New Common Shares shall be reduced to a level that would not require such approval and the number of Warrants and Warrant Shares would be increased by any such reduction (share for share). The exercise of the Warrants would then be conditioned on Global Crossing obtaining the requisite approval of its shareholders for the exercise of the Warrants and the issuance of the Warrant Shares thereunder.
     4.4 Regulatory Approvals.
     As promptly as reasonably practicable after the date hereof, Global Crossing will use its commercially reasonable efforts to obtain FCC and any other required regulatory approvals (“Regulatory Approvals”) to increase STT Crossing’s ownership percentage to account for and allow STT Crossing’s ownership of the New Common Shares, the Warrants and Warrant Shares to be issued hereunder and under the Warrant Agreement. Global Crossing will promptly provide STT Crossing with copies of any correspondence or written materials delivered to, or received from, the regulatory agencies in connection with the Regulatory Approvals and will promptly notify STT Crossing of any material developments in connection with the Regulatory Approvals. As promptly as reasonably practicable after the date hereof, Global Crossing will use its commercially reasonable efforts to obtain definitive advice from the NASD and/or Nasdaq as to whether the shareholders of Global Crossing must approve the transactions contemplated by this Agreement.
ARTICLE V
CONDITIONS
     5.1 Conditions to Obligation of STT Crossing as of the Conversion Date. The obligation of STT Crossing to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the satisfaction of STT Crossing, unless waived by STT Crossing at or prior to the Conversion Date, of each of the following conditions:
     (a) No statute, rule or regulation or order, judgment or decree of any court or administrative agency or other governmental entity shall be in effect which prohibits the consummation of the transactions contemplated hereby; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; provided, that STT Crossing shall not assert the failure of this condition to be satisfied if such failure resulted from such party’s failure to satisfy the first proviso of this Section 5.1(a) or any other provision of this Agreement;
     (b) The representations and warranties of Global Crossing contained in this Agreement shall be true and correct in all material respects when made and as of the Conversion Date;
     (c) Global Crossing shall have performed, satisfied and complied in all material respects with each of their respective covenants and agreements set forth in this Agreement to be performed, satisfied and complied with on or prior to or at the Conversion Date;

     (d) The Audit Committee of the Board of Directors of Global Crossing and the Board of Directors of Global Crossing shall not have withdrawn or adversely modified their approval of this Agreement and the transactions contemplated hereby;
     (e) Global Crossing shall have delivered to STT Crossing an officers’ certificate executed by the Chief Executive Officer and the Chief Financial Officer of Global Crossing, certifying as to Global Crossing’s compliance with the conditions set forth in clauses (b) and (c) of this Section 5.1;
     (f) STT Crossing shall have received the payments in accordance with Sections 1.1(a) and 4.1;
     (g) STT Crossing shall have received the validly issued share certificates representing the New Common Shares;
     (h) STT Crossing shall have received the validly issued warrant certificates for the Warrants;
     (i) The delivery by Global Crossing of an opinion of counsel, satisfactory in form and substance to STT Crossing, that the Warrant Agreement has been duly executed and delivered by Global Crossing and is the legally valid and binding agreement of Global Crossing, enforceable against Global Crossing in accordance with its terms subject to any limitations arising from applicable bankruptcy and related laws; and
     (j) STT Crossing shall have received Amendment No. 3 to the Registration Agreement duly executed and delivered by Global Crossing, which shall be the legal, valid and binding agreement of Global Crossing, enforceable against it in accordance with its terms.
     5.2 Conditions to Obligation of Global Crossing as of the Conversion Date. The obligation of Global Crossing to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the satisfaction of Global Crossing, unless waived by Global Crossing at or prior to the Conversion Date, of the following condition:
     (a) No statute, rule or regulation or order, judgment or decree of any court or administrative agency or other governmental entity shall be in effect which prohibits the consummation of the transactions contemplated hereby; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; provided, that Global Crossing shall not assert the failure of this condition to be satisfied if such failure resulted from such party’s failure to satisfy the first proviso of this Section 5.2(a) or any other provision of this Agreement.

ARTICLE VI
TERMINATION
     6.1 Termination.
     This Agreement may be terminated at any time prior to Conversion Date by written notice from the terminating party to the other party (except where otherwise provided below):
     (a) by mutual written agreement of Global Crossing and STT Crossing;
     (b) by STT Crossing, if Global Crossing shall have breached its representations, warranties, covenants or other agreements contained in this Agreement in a manner that would cause the conditions in Section 5.1(b) or (c) to fail; and
     (c) by STT Crossing, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final and non-appealable order, judgment or decree or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.
     6.2 Effect of Termination.
     In the event of the termination of this Agreement in accordance with its terms by any party pursuant to Section 6.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 6.2 and except that any such termination shall not relieve any party from liability for any breach of this Agreement; provided that Sections 1.2(b), 4.1, 6.2, 7.1, 7.2, 7.3 and 7.7 through and including 7.10 shall survive termination of this Agreement in accordance with its terms by any party.
ARTICLE VII
MISCELLANEOUS
     7.1 Successors and Assigns.
     This Agreement shall bind and inure to the benefit of each party hereto and to each party’s respective successors, permitted assigns, heirs and personal representatives; provided, that Global Crossing may not assign any of its rights or obligations under this Agreement to any person without the prior written consent of STT Crossing and provided, further, that STT Crossing may assign its rights under this Agreement, including its right to receive the New Common Shares, the Warrants and the Warrant Shares, to any of their affiliates as they may designate in their sole discretion and, in such event, such designee shall assume all of the rights and obligations of such party hereunder.

     7.2 Entire Agreement.
     This Agreement, the Intercreditor Agreement, the Warrant Agreement, the Amendment No. 3 to the Rights Registration Agreement, the Credit and Guaranty Agreement and the Senior Debt Documents contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.
     7.3 Notices.
     All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy or globally recognized overnight courier, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(i)	if to Global Crossing, to:
Global Crossing Limited 200 Park Avenue, M Suite 300 Florham Park, New Jersey 07932 Telecopy: (973) 360-0538 Attention: General Counsel
with a copy to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153-0119 Telecopy: (212) 310-8007 Attention: Doug Warner
(ii)	if to STT Crossing, to:
c/o STT Communications Ltd. 51 Cuppage Road #10-11/17, StarHub Centre Singapore 229469 Telecopy: (65) 6720-7220 Attention: General Counsel

with a copy to:
Latham & Watkins LLP 80 Raffles Place #14-20 UOB Plaza 2 Singapore 048624 Telecopy: (65) 6536-1171 Attention: Michael W. Sturrock
     All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).
     7.4 Amendments.
     The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by each party hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
     7.5 Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.
     7.6 Headings.
     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     7.7 Governing Law; Submission to Jurisdiction.
     This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the county of New York, State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto hereby expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Each party hereto hereby waives personal service of any and all process and agrees that all such service of process may be made upon it by certified or registered mail, return receipt requested, addressed to such party at its respective address set forth in this Agreement and service so made shall be complete ten (10) days after the same has been posted.

     7.8 Waiver of Jury Trial.
     EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
     7.9 Severability.
     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     7.10 No Interpretation Against Drafter.
     This Agreement is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GLOBAL CROSSING LIMITED
By:	/s/ MITCHELL SUSSIS
Name:	MITCHELL SUSSIS
Title:	SENIOR VICE PRESIDENT

STT CROSSING LTD.
By:	/s/ STEPHEN MILLER
Name:	STEPHEN MILLER
Title:	DIRECTOR

Exhibit A
Form of Intercreditor Agreement

EXHIBIT A
EXECUTION VERSION
SUBORDINATION AND INTERCREDITOR AGREEMENT
     This SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of May 9, 2007 is entered into by and among GLOBAL CROSSING LIMITED, an exempt company with limited liability organized under the laws of Bermuda (the “Company”), each other Grantor (as defined below) from time to time party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as administrative agent and collateral agent under the Senior Debt Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Senior Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the Subordinated Debt Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Trustee”) and STT CROSSING LTD. (“STT”), a company organized under the laws of Mauritius, as the Subordinated Creditor (as defined below). Capitalized terms used herein have the meanings set forth in Section 1 below.
RECITALS
     WHEREAS, the Company, the other Grantors party thereto from time to time, the Senior Lenders party thereto from time to time and the Senior Agent have entered into that certain Credit and Guaranty Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, modified and/or Refinanced from time to time, the “Senior Credit Agreement”), providing for the making of term loans;
     WHEREAS, the obligations under the Senior Credit Documents of the Company and the other Grantors from time to time party thereto, and all Hedging Agreements with one or more Other Creditors, are secured by substantially all the assets of the Company and such Grantors pursuant to the Senior Security Documents;
     WHEREAS, the Company, as issuer, the other Grantors party thereto from time to time and the Trustee have entered into that certain Indenture, dated as of December 23, 2004 (as amended, restated, amended and restated, supplemented, modified and/or Refinanced from time to time, in accordance with this Agreement, including, without limitation, pursuant to that certain Supplemental Indenture, dated as of the date hereof the “Indenture”), pursuant to which the Company has issued payable-in-kind notes (the “PIK Notes”);
     WHEREAS, the obligations under the Subordinated Debt Documents of the Company and the other Grantors from time to time party thereto are secured by substantially all the assets of the Company and the other Grantors pursuant to the Subordinated Security Documents; and
     WHEREAS, the parties hereto desire to enter into this Agreement in order to subordinate the payment obligations and Liens under the Subordinated Debt Documents to the payment obligations and Liens under the Senior Debt Documents, in each case on the terms and conditions set forth herein;

Exhibit A

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” has the meaning set forth in the Senior Credit Agreement.
     “Agreement” means this Subordination and Intercreditor Agreement, as amended, restated, amended and restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Cap Amount” means $300,000,000, reduced by the amount of payments and prepayments actually received by any Senior Creditor which resulted in repayments of principal with respect to the Senior Obligations.
     “Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.
     “Closing Date” has the meaning set forth in the Senior Credit Agreement.
     “Collateral” means, collectively, Common Collateral and Specified Collateral.
     “Common Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, constituting both Senior Collateral and Subordinated Collateral.
     “Company” has the meaning set forth in the first paragraph of this Agreement.
     “Comparable Subordinated Security Document” means, in relation to any Common Collateral subject to any Lien created under any Senior Security Document, that Subordinated Security Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

Exhibit A

     “Creditors” means, collectively, the Senior Creditors and the Subordinated Creditor.
     “Defaulting Creditor” has the meaning set forth in Section 5.13(d) hereof.
     “Discharge of Senior Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.12 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Proceeding at the rate provided for in the respective Senior Documents, whether or not such interest would be allowed in any such Proceeding) and premium (including, without limitation, any applicable prepayment penalty), if any, on all Indebtedness outstanding under the Senior Credit Documents, (b) payment in full in cash of all other Senior Obligations (other than Other Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) termination of all other commitments of the Senior Creditors under the Senior Credit Documents.
     “Discharge of Senior Obligations” means, except to the extent otherwise provided in Section 5.12 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Proceeding at the rate provided for in the respective Senior Credit Document, whether or not such interest would be allowed in any such Proceeding) and premium (including, without limitation, any applicable prepayment penalty), if any, on all Indebtedness outstanding under the Senior Credit Documents, (b) payment in full in cash of all other Senior Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms reasonably satisfactory to the Senior Agent) of all Hedging Agreements issued or entered into, as the case may be, by any Senior Creditor permitted by the Senior Credit Agreement and (d) termination of all other commitments of the Senior Creditors under the Senior Credit Documents.
     “Disposition” has the meaning set forth in Section 5.2(a)(ii) hereof.
     “Eligible Purchaser” has the meaning set forth in Section 5.13(a) hereof.
     “Enforcement Action” shall mean any action to collect, or enforce payment of, the Subordinated Obligations, or exercise any of the remedies with respect to the Subordinated Obligations set forth in any of the Subordinated Debt Documents or that otherwise may be available to the Trustee or the Subordinated Creditor, either at law or in equity, by judicial proceedings (including by filing a Proceeding) or otherwise (including, without limitation, taking any action under state or Federal law (including the UCC) to foreclose upon, take possession of, sell any Collateral or otherwise exercise remedies as a secured creditor); provided that the exercise of any right or option to effect the PIK Conversion with respect to any PIK Notes shall not constitute an Enforcement Action.
     “Excluded Obligations” has the meaning set for the definition of Senior Obligations.

Exhibit A

     “Exempt Subordinated Costs and Expenses” means (i) a restructuring fee equal to (a) $7,500,000 payable on or about the date hereof by the Company to the Subordinated Creditor plus (b) the Consent Warrants (as defined in the Recapitalization Agreement) to be delivered by the Company to the Subordinated Creditor concurrently with the consummation of the PIK Conversion or, if the Company fails (and for reasons other than those due to a default of the Subordinated Creditor under the Recapitalization Agreement) to timely deliver the Consent Warrants pursuant to the terms of the Recapitalization Agreement, the amount of $10,500,000 payable in connection with the consummation of the PIK Conversion, (ii) any out-of-pocket costs and expenses (including, without limitation, reasonable legal fees) reimbursable by the Company to the Trustee, and fees payable by the Company to the Trustee, in either case pursuant to the terms of the Indenture and/or Subordinated Debt Documents which are paid to or received by the Trustee and (iii) so long as no Senior Acceleration Event has occurred and no event of default under the Senior Debt Documents has occurred and is continuing and no Proceeding under any applicable Bankruptcy Law has been commenced, any reasonable out-of-pocket costs and expenses of the Subordinated Creditor (including, without limitation, reasonable legal fees and reasonable out-of-pocket costs and expenses incurred by the Subordinated Creditor in connection with its review of any request for a waiver under the Subordinated Debt Documents) reimbursable by the Company pursuant to the terms of the Indenture, the Recapitalization Agreement and/or Subordinated Debt Documents which are paid to or received by the Subordinated Creditor.
     “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Grantors” means the Company and each other Person that has executed and delivered, or may from time to time hereafter execute and deliver, a Senior Security Document or a Subordinated Security Document.
     “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
     “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Senior Credit Agreement or the Indenture.
     “Indenture” has the meaning set forth in the recitals hereto.
     “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC

Exhibit A

or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).
     “Loans” means “Loans” under, and as defined in, the Senior Credit Agreement.
     “New Agent” has the meaning set forth in Section 5.12 hereof.
     “Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues on or after the commencement of any Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.
     “Other Creditor” means (i) each Senior Lender or any affiliate thereof (even if the respective Senior Lender subsequently ceases to be a Senior Lender under the Senior Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such Senior Lender, affiliate or other financial institution referred to in clause (i) above.
     “Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.
     “Other Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues on or after the commencement of any Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Proceeding) of each Grantor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.
     “Permitted Subordinated Debt Payments” means (i) interest payments on account of the Subordinated Indebtedness evidenced by the PIK Notes but only to the extent made on a paid-in-kind or accretion basis (and not made in cash), and (ii) the accrual (and not payment in cash) of default interest on Subordinated Obligations evidenced by the PIK Notes, in each instance, to the extent then due and payable in accordance with the terms of the Subordinated Debt Documents.

Exhibit A

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “PIK Conversion” has the meaning set forth in Section 3.2(a) hereof
     “PIK Notes” has the meaning set forth in the recitals hereto.
     “Post-Closing Collateral Requirement” has the meaning set forth in the Senior Credit Agreement.
     “Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.
     “Priority Lien” has the meaning set forth in Section 5.1(b) hereof.
     “Proceeding” has the meaning set forth in Section 2.2(b) hereof.
     “Purchase Notice” has the meaning set forth in Section 5.13(b) hereof.
     “Recapitalization Agreement” means the Recapitalization Agreement, dated the date hereof, between the Company and the Subordinated Creditor, as in effect on the date hereof.
     “Recovery” has the meaning set forth in Section 6.5 hereof.
     “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Remedial Action” has the meaning set forth in Section 5.2(a)(i) hereof.
     “Reorganization Subordinated Securities” means any (i) equity securities of the Company or any of its Subsidiaries and (ii) notes or other debt securities issued in substitution of all or any portion of the Subordinated Obligations that are subordinated, including in right of payment, to the Senior Obligations (or any notes or other securities issued in substitution of all or any portion of the Senior Obligations) at least to the same extent and, in the case of clause (ii), on substantially the same terms, on which the Subordinated Obligations are subordinated to the Senior Obligations pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to the Grantors and Senior Creditors than the terms contained in the Subordinated Debt Documents.
     “Required Senior Creditors” means (i) at all times prior to the occurrence of the Discharge of Senior Credit Agreement Obligations, the Required Senior Lenders (or, to the extent required by the Senior Credit Agreement, each of the Senior Lenders), and (ii) at all times after the occurrence of the Discharge of Senior Credit Agreement Obligations, the holders of at least the majority of the then outstanding Other Obligations (determined by the Senior Agent in such reasonable manner as is acceptable to it).

Exhibit A

     “Required Senior Lenders” means the “Requisite Lenders” under, and as defined in, the Senior Credit Agreement.
     “Security Documents” means, collectively, the Senior Security Documents and the Subordinated Security Documents.
     “Senior Acceleration Event” as the meaning set forth in Section 2.2(a) hereof.
     “Senior Agent” has the meaning set forth in the recitals hereto.
     “Senior Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Obligations pursuant to any Senior Debt Document.
     “Senior Credit Agreement” has the meaning set forth in the recitals hereto.
     “Senior Credit Documents” means the Senior Credit Agreement and the other Credit Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Senior Obligation and any other document or instrument executed or delivered at any time in connection with any Senior Obligation (including any intercreditor or joinder agreement among holders of Senior Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time in accordance with the terms thereof and hereof.
     “Senior Creditors” means, at any relevant time, the holders of Senior Obligations at such time, including, without limitation, the Senior Lenders, the Other Creditors, the Senior Agent and the other agents and arrangers under the Senior Credit Agreement.
     “Senior Debt Documents” means and includes the Senior Credit Documents and the Hedging Agreements entered into with one or more Other Creditors.
     “Senior Lenders” means the “Lenders” under, and as defined in, the Senior Credit Agreement.
     “Senior Obligations” means (i) subject to the second succeeding sentence herein, all Obligations outstanding under the Senior Credit Agreement and the other Senior Credit Documents, and (ii) all Other Obligations. “Senior Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of a Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of a Proceeding in accordance with the rate specified in the relevant Senior Debt Document, whether or not the claim for such interest is allowed or allowable as a claim in such Proceeding, (b) any and all reasonable fees and expenses (including reasonable attorneys’ and/or financial consultants’ fees and expenses) incurred by the Senior Agent and the other Senior Creditors on or after the commencement of a Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Proceeding, and

Exhibit A

(c) all obligations for the payment of money and liabilities of each Grantor under each Senior Debt Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The Senior Obligations shall not include (x) principal of Loans in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be Senior Obligations) (the Obligations described in clauses (x) and (y), collectively, the “Excluded Obligations”).
     “Senior Security Documents” means the Collateral Documents (as defined in the Senior Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
     “Service of Process Agent” means The Corporate Trust Company, presently located at 1209 Orange Street, Wilmington , DE 19805.
     “Specified Collateral” means, at any time, any Collateral constituting Subordinated Collateral that does not also constitute Senior Collateral.
     “Subordinated Collateral” means, at any time, all of the assets of the Company or any of its Subsidiaries, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Subordinated Obligations pursuant to any Subordinated Debt Document (for the avoidance of doubt, irrespective of whether any such Subsidiary is a party hereto or to any Senior Debt Document).
     “Subordinated Creditor” means the Subordinated Creditor that is a signatory hereto and, at any relevant time, the holders of Subordinated Obligations at such time, including, without limitation, the Subordinated Noteholders and any agents and arrangers under the Indenture.
     “Subordinated Debt Documents” means the Indenture, the Security Documents (as defined in the Indenture), the PIK Notes and each of the other agreements, documents and instruments providing for or evidencing any other Subordinated Obligation, and any other document or instrument executed or delivered at any time in connection with any Subordinated Obligation, as the same may be amended, restated, modified and/or otherwise supplemented from time to time in accordance with the terms hereof and thereof.
     “Subordinated Noteholders” means the “Holders” under and as defined in the Indenture.
     “Subordinated Obligations” means all Obligations outstanding under the Indenture and the other Subordinated Debt Documents. “Subordinated Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code),

Exhibit A

accrue) on or after commencement of a Proceeding in accordance with the rate specified in the relevant Subordinated Credit Document whether or not the claim for such interest is allowed or allowable as a claim in such Proceeding, (b) any and all reasonable fees and expenses (including reasonable attorneys’ and/or financial consultants’ fees and expenses) incurred by the Trustee and the Subordinated Creditor on or after the commencement of a Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Proceeding, and (c) all obligations for the payment of money and liabilities of each Grantor under each Subordinated Debt Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
     “Subordinated Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Subordinated Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “Subsidiary” of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.
     “Subsidiary Guarantors” means each Subsidiary of the Company which enters into a guaranty of any Senior Obligations or Subordinated Obligations.
     “Substantial Completion of the Senior Collateral” means the date on which not less than 80% of the book value of the Collateral (as determined by the Senior Agent in its reasonable discretion and following receipt by the Senior Agent of a certificate of an authorized officer of the Company certifying the same and setting forth in reasonable detail the related calculations (such certificate to be delivered promptly by an officer of the Company upon reaching such 80% threshold described above)) becomes subject to a perfected Lien in favor of the Senior Agent securing the Senior Obligations.
     “Trigger Date” has the meaning set forth in Section 3.2(a) hereof.
     “Trustee” has the meaning set forth in the first paragraph of this Agreement.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any

Exhibit A

pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
     SECTION 2. Subordination of Subordinated Obligations to Senior Obligations.
     2.1 Subordination. The Subordinated Obligations, including all payments of principal, interest, fees and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Obligations to the extent, and in the manner, set forth herein. The foregoing shall apply notwithstanding the availability of Collateral to the Senior Creditors, the Trustee or the Subordinated Creditor or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Obligations or the Subordinated Obligations, or the lien or priority of payment thereof, and in any instance wherein the Senior Obligations or any claim for the Senior Obligations is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal, foreign, state or local law.
     2.2 Restriction on Enforcement by Subordinated Creditor; Payment Restrictions; Proceedings; Etc. Each of the Trustee and the Subordinated Creditor hereby agrees that until the Discharge of Senior Obligations has occurred:
     (a) Neither the Trustee nor the Subordinated Creditor shall, without the prior written consent of the Required Senior Creditors, which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action. Subject to the terms and conditions of Section 2.2(f), (g), (h) and (i), if, as a result of an event of default under the Senior Credit Agreement, the Senior Obligations have become or are declared to be due and payable in full (a “Senior Acceleration Event”) and an event of default has occurred and is continuing under the Indenture, the Senior Agent shall be entitled to instruct the Trustee or the Subordinated Creditor in writing to pursue any Enforcement

Exhibit A

Action (or to cease any such Enforcement Action after having been so instructed) with respect to any Specified Collateral and the Trustee or Subordinated Creditor shall use reasonable efforts to promptly comply with such instructions. Notwithstanding any provision of the Subordinated Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether in cash, property, securities (other than Reorganization Subordinated Securities) or otherwise) of principal, interest, premium or any other amount due with respect to the Subordinated Obligations shall be made or received, and neither the Trustee nor the Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Obligations, until the Discharge of Senior Obligations has occurred; provided, however, the Company may make, and the Trustee and the Subordinated Creditor may accept and retain, Permitted Subordinated Debt Payments and Exempt Subordinated Costs and Expenses.
     (b) Until the Discharge of Senior Obligations has occurred, in the event that any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of the Company or any other Grantor or the proceeds thereof, in whatever form, to any creditor or creditors of the Company or any other Grantor or to any holder of indebtedness of the Company or any other Grantor or by reason any liquidation, dissolution or other winding up of the Company or any Grantor or their respective businesses, or of any receivership or custodianship for the Company or any other Grantor or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Company or any other Grantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension (each, a “Proceeding”), then except as contemplated by the last sentence of Section 2.2(a), (i) no payment of any kind or character (whether in cash, property, securities or otherwise (other than Reorganization Subordinated Securities and Exempt Subordinated Costs and Expenses) shall be made to or accepted by the Trustee or the Subordinated Creditor in respect of the Subordinated Obligations and (ii) any payment or distribution of any kind or character, whether in cash, property, securities or otherwise (other than Reorganization Subordinated Securities and Exempt Subordinated Costs and Expenses), which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Obligations, shall be paid or delivered to the Senior Agent, and each of the Trustee and the Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries. In any such event, the Trustee, on behalf of itself and each other Subordinated Creditor, hereby (x) irrevocably authorizes empowers and directs the Senior Agent to demand, sue for, collect and receive every such payment or distribution, (y) agrees to execute and deliver to the Senior Agent or its representative all such further instruments confirming the authorization referred to in immediately preceding clause (x) as the Senior Agent may reasonably request and (z) irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations in connection with any such Proceeding upon the failure of such Person to do so 15 days before the expiration of the time to file any such proof of claim; provided, however, that the Senior Agent shall have no obligation to execute, verify,

Exhibit A

deliver, and/or file any such proof of claim. The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent, each Senior Creditor, the Trustee and the Subordinated Creditor even if all or part of the Senior Obligations or the Liens securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any such Proceeding. Each of the Trustee and the Subordinated Creditor hereby agrees to not exercise any and all rights that it may acquire by subrogation or otherwise to any Lien of the Senior Obligations or any portion thereof until the Discharge of Senior Obligations has occurred.
     (c) In any Proceeding, neither the Trustee nor the Subordinated Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the Senior Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all Senior Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the Senior Obligations for Liens for the benefit of the Senior Creditors on all Collateral, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Trustee are only on assets or property securing the Senior Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to Common Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Senior Obligations or the Subordinated Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Subordinated Obligations shall be delivered to the Senior Agent and distributed in accordance with the payment subordination provisions and Lien priorities provided herein, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Proceeding that is inconsistent with or purports to alter the provisions of this Agreement, the Senior Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Subordinated Creditor against any such plan, with such appointment being coupled with an interest, and the Senior Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 2.2(c), the Subordinated Creditor shall remain entitled to vote its claims in any such Proceeding.
     (d) Neither the Trustee nor the Subordinated Creditor shall pledge, assign, hypothecate, transfer, convey or sell any Subordinated Obligations or any interest in any Subordinated Obligations to any entity (other than under the relevant Senior Security Documents or Subordinated Security Documents and in accordance with the relevant requirements of the Senior Credit Agreement to a Credit Party (as defined in the Senior Credit Agreement) which is a party hereto) without the prior written consent of the Senior Agent (with the prior written consent of the Required Senior Creditors), provided that Subordinated Creditor may assign some or all of the Subordinated Obligations to any assignee or transferee so long as such assignee or transferee acquiring any interest in the Subordinated Obligations shall execute and deliver a

Exhibit A

written acknowledgment to the Senior Agent of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement.
     (e) Upon the reasonable request by the Senior Agent or the Required Senior Creditors, the Trustee or the Subordinated Creditor, as applicable, shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified, setting forth the original principal amount of the notes evidencing the Indebtedness with respect to the Subordinated Obligations, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and further certifying that, to the best knowledge of the Trustee or the Subordinated Creditor, there exist no defaults with respect to any Subordinated Obligations, or if any such defaults exist, specifying the defaults and the nature thereof.
     (f) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Subordinated Creditor shall be required to take any action (i) which is contrary to this Agreement, (ii) which is contrary to applicable law, or (iii) if the Trustee and/or the Subordinated Creditor have not received an indemnity or other undertaking from the Senior Agent and/or the Required Senior Creditors with respect to any claim, suit or cause of action of any third party arising out of such action, which undertaking is satisfactory to the Trustee and the Subordinated Creditor in their reasonable discretion.
     (g) Neither the Trustee nor the Subordinated Creditor, nor any of their respective Affiliates, shall be responsible to any Senior Creditor for (i) any recitals, statements, representations or warranties made by the Company or any other Grantor contained in this Agreement, the Indenture, the PIK Notes or any Subordinated Debt Documents or in any certificate or other document referred to or provided for in, or received by Trustee or Subordinated Creditor under, contained in this Agreement, the Indenture, or any Subordinated Debt Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral, the Indenture, the PIK Notes or any Subordinated Debt Documents or any other documents referred to or provided for hereunder or thereunder, or (iii) any failure by the Company or any Grantor to perform their respective obligations hereunder or thereunder; provided, however, that nothing in this Section shall be deemed or construed as limiting the rights of the Trustee or the Subordinated Creditor or the obligations of the Company and/or the Grantors in this Agreement, the Indenture, the PIK Notes or any Subordinated Debt Documents.
     (h) The Trustee shall be entitled to advice of counsel and other professionals concerning all matters relating to its duties hereunder, but the Trustee shall not be answerable for the professional malpractice of any attorney-at-law or certified public accountant or for the acts or omissions of any other professional in connection with the rendering of professional advice in accordance with the terms of this Agreement. The Trustee may employ agents and attorneys-in-fact and shall not be responsible for the acts or omissions of any of such agents or attorneys-in-fact selected by it in good faith.
     (i) The Trustee shall not be responsible to any Senior Creditor for any action taken or omitted to be taken by it hereunder or under any Subordinated Debt Document, or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Trustee shall have no fiduciary duty to any Senior Creditor.

Exhibit A

     2.3 Enforcement by Senior Agent or Senior Creditors. In taking any Enforcement Action or otherwise exercising any rights and remedies (with respect to Collateral or otherwise) in accordance with the terms of the Senior Debt Documents or the terms hereof, the Senior Agent and the other Senior Creditors may enforce the provisions of the Senior Credit Documents and (with respect to Specified Collateral) the Subordinated Debt Documents and undertake Enforcement Actions in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
     2.4 Incorrect Payments; Payments from Enforcement Actions with respect to Specified Collateral. If any payment (whether in cash, property or securities, and including, without limitation, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder) (x) not permitted to be accepted by the Trustee or the Subordinated Creditor under this Agreement or (y) received by the Trustee or the Subordinated Creditor in connection with an Enforcement Action undertaken pursuant to the second sentence of Section 2.2(a) is received by the Trustee or the Subordinated Creditor on account of any Subordinated Obligations prior to the occurrence of the Discharge of Senior Obligations, such payment shall not be commingled with any asset of such Person, shall be held in trust by such Person for the benefit of the Senior Agent and the other Senior Creditors and shall be paid over to the Senior Agent, or its designated representative, for application to the payment of the Senior Obligations then remaining unpaid; provided, however, that the Subordinated Agent or the Subordinated Creditor shall be entitled to receive payment from the Company for any Exempt Subordinated Costs and Expenses and/or recoup from amounts realized by it in any Enforcement Action or other exercise of rights or remedies with respect to Specified Collateral pursuant to the second sentence of Section 2.2(a) the amount of any reasonable out-of-pocket expenses incurred by it in connection therewith.
     SECTION 3. Priority of Liens; Etc.
     3.1 Subordination of Liens, Etc. (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Obligations granted on the Collateral or of any Liens securing the Senior Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Subordinated Debt Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Senior Obligations and/or Subordinated Obligations), each of the Trustee and the Subordinated Creditor hereby agrees that: (a) any Lien on Common Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Agent or any Senior Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on Common Collateral securing any of the Subordinated Obligations; and (b) any Lien on Common Collateral now or hereafter held by or on behalf of the Trustee, the Subordinated Creditor or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise,

Exhibit A

shall be junior and subordinate in all respects to all Liens on Common Collateral securing any Senior Obligations. All Liens on Common Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on Common Collateral securing any Subordinated Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Subordinated Obligations (and the security therefor).
     3.2 Conversion of PIK Notes; Perfection of Senior Agent’s First-Priority Lien. (a) The Subordinated Creditor shall promptly (but in any event within 30 days) after the earlier to occur of (x) Substantial Completion of the Senior Collateral and (y) 90 days after the date of this Agreement (the earlier of (x) and (y), the “Trigger Date”), effect a conversion of the PIK Notes to common stock and warrants of the Company pursuant to the Indenture and the Recapitalization Agreement (the “PIK Conversion”), provided that, so long as (i) an insolvency or bankruptcy event of default under the Indenture or the Senior Credit Agreement has occurred and is continuing or (ii) the conditions precedent to the PIK Conversion in Section 5.1 of the Recapitalization Agreement have not been satisfied, the Subordinated Creditor may, but shall not be obligated to, consummate the PIK Conversion. So long as any event described in clause (i) or (ii) above remains continuing, consummation of the PIK Conversion shall be at the sole option of the Subordinated Creditor. The Company agrees to use its best efforts to meet all conditions precedent to the effectiveness of the PIK Conversion under the Recapitalization Agreement. In the event that the PIK Conversion has not been consummated because the Company has failed to meet any condition precedent in Section 5.1 of the Recapitalization Agreement, the Company shall continue to use its best efforts to satisfy such condition(s) and consummate the PIK Conversion as soon as possible.
     (b) It is understood and agreed that it is the intent of the parties that, as soon as practicable following the Closing Date, all Senior Obligations shall be secured by a perfected first-priority Lien on all Collateral in accordance with the Post-Closing Collateral Requirement. In furtherance of the foregoing, each of the Trustee and the Subordinated Creditor agrees, upon the request of the Senior Agent, promptly to enter into, execute and/or deliver any agreements, filings, instruments or other documents reasonably requested by the Senior Agent (including, without limitation, (x) delivery of any Collateral in which a security interest may be perfected by possession and (y) following the occurrence of the PIK Conversion, releases of the Liens of the Trustee in existence on the date hereof) and to otherwise use its best efforts to permit the Senior Agent to obtain a first-priority perfected Lien on all Collateral. This Section 3.2(b) shall survive termination of this Agreement.
     3.3 Prohibition on Contesting Liens. Each of the Trustee and the Subordinated Creditor and the Senior Agent, for itself and on behalf of each Senior Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to

Exhibit A

the Security Documents with respect to the Senior Obligations or (iii) the relative rights and duties of the holders of the Senior Obligations and the Subordinated Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Agent or any other Senior Creditor to enforce this Agreement, including the priority of the Liens securing the Senior Obligations as provided in Section 3.1 hereof.
     3.4 No New Liens. So long as the Discharge of Senior Obligations has not occurred, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Subordinated Obligation unless it has also granted a Lien on such asset or property to secure the Senior Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Agent and/or the other Senior Creditors, each of the Trustee and the Subordinated Creditor agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.4 shall be subject to Section 2.4 hereof.
     SECTION 4. Lien Enforcement.
     4.1 Exercise of Remedies. (a) Subject to the provisions of the second sentence of Section 2.2(a) hereof, so long as the Discharge of Senior Obligations has not occurred, whether or not any Proceeding has been commenced by or against the Company or any other Grantor: (i) neither the Trustee nor the Subordinated Creditor will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Trustee or any Subordinated Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any other Senior Creditor or any other exercise by the Senior Agent or any other Senior Creditor of any rights and remedies relating to Collateral under the Senior Credit Documents or otherwise, or object to the forbearance by the Senior Agent or the other Senior Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to Collateral; and (ii) the Senior Agent shall have the exclusive right, and the Required Senior Creditors shall have the exclusive right to instruct the Senior Agent, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to Collateral without any consultation with or the consent of the Trustee or the Subordinated Creditor, all as though the Subordinated Obligations did not exist; provided, however, that (A) in any Proceeding commenced by or against the Company or any other Grantor, the Trustee may (x) subject to the provisions of Section 2.2(b) hereof, file a claim or statement of interest with respect to the Subordinated Obligations and (y) subject to the provisions of Section 2.2(c) hereof, vote such claim, (B) the Trustee, at the written direction of

Exhibit A

the Subordinated Creditor, may take any action (not adverse to the prior Liens on Common Collateral securing the Senior Obligations, or the rights of the Senior Agent or the other Senior Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on Collateral in accordance with the terms of this Agreement (and, with respect to its Liens on Specified Collateral, shall take any such action if instructed to do so by the Senior Agent), (C) the Subordinated Creditor shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor, including any claim secured by Collateral, if any, in each case in accordance with the terms of this Agreement and (D) the Subordinated Creditor may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) subject to the provisions of Section 2.2(c) hereof, the Trustee and the Subordinated Creditor may file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Subordinated Obligations and Common Collateral.
     (b) Subject to the provisions of Section 2.2(a) hereof, each of the Trustee and the Subordinated Creditor agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of Senior Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, the sole right of the Trustee and the Subordinated Creditor with respect to Common Collateral is to hold a Lien on Common Collateral pursuant to the Subordinated Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Obligations has occurred in accordance with the terms of the Subordinated Debt Documents and applicable law.
     (c) Each of the Trustee and the Subordinated Creditor (i) agrees that neither the Trustee nor the Subordinated Creditor will take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the Senior Obligations to the Subordinated Obligations or grant the Liens on Common Collateral securing the Subordinated Obligations equal ranking to the Liens securing the Senior Obligations and (ii) hereby waives any and all rights it may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the Senior Agent or the other Senior Creditors seek to enforce or collect the Senior Obligations or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Agent or Senior Creditors is adverse to the interest of the Trustee or the Subordinated Creditor.
     (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Security Documents or any other Subordinated Credit Document shall be deemed to restrict in any way the rights and remedies of the Senior

Exhibit A

Agent or the other Senior Creditors with respect to the Collateral as set forth in this Agreement and the Senior Credit Documents.
     SECTION 5. Other Agreements.
     5.1 Actions Upon Default Under Subordinated Debt Documents. Each of the Trustee and the Subordinated Creditor agrees that (i) upon the occurrence of an event of default under any Subordinated Debt Document as to which the Trustee is provided written notice, the Trustee shall promptly notify the Senior Agent thereof in writing and shall specify the nature of such event of default and (ii) subject to the other terms of this Agreement governing the undertaking of any Enforcement Action by the Trustee and the Subordinated Creditor and to the other terms hereof, if any event of default or other event or condition exists under any Subordinated Debt Document, the effect of which is to permit the Trustee or the Subordinated Creditor to accelerate the maturity of any Indebtedness thereunder, then if a Senior Acceleration Event shall have occurred and be continuing and the Senior Agent so instructs in writing, the Trustee and Subordinated Creditor shall forthwith accelerate the Subordinated Obligations in accordance with the terms of such Subordinated Debt Document as in effect on the date hereof.
     5.2 Releases. (a) If, in connection with:
          (i) the exercise of the Senior Agent’s remedies in respect of the Collateral pursuant to the terms hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral while any event of default under the Senior Credit Agreement remains continuing (any of the foregoing, a “Remedial Action”);
          (ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the Senior Credit Documents and the Indenture (in each case, whether or not an event of default thereunder has occurred and is continuing); or
          (iii) any agreement not contravening the Senior Debt Documents (including, without limitation, with respect to any asset sale) between the Senior Agent and the Company or any other Grantor (x) to release the Senior Agent’s Lien on any portion of the Collateral (other than as a result of, or in anticipation of, the Discharge of Senior Credit Agreement Obligations or the Discharge of Senior Obligations) or (y) to release any Grantor from its obligations under its guaranty of the Senior Obligations (other than as a result of, or in anticipation of, the Discharge of Senior Credit Agreement Obligations or the Discharge of Senior Obligations);
there occurs the release by the Senior Agent, acting on its own or at the direction of the Required Senior Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the Senior Obligations, then the Liens, if any, of the Trustee, for itself and for the benefit of the Subordinated Creditor, on such Collateral, and the obligations of such Grantor under its guaranty of the Subordinated Obligations, shall be automatically, unconditionally and simultaneously released, and the Trustee, for itself or on behalf of each such Subordinated Creditor, promptly shall execute and deliver to the Senior Agent or such Grantor such termination statements, releases and other documents as the Senior Agent or such Grantor

Exhibit A

may request to effectively confirm such release; provided, however, that if the Senior Credit Agreement does not permit such net sale proceeds to be reinvested by the Company, all net proceeds of any transaction described in Section 5.2(a)(i) and 5.2(a)(iii) shall be applied to permanently reduce the Senior Obligations. If an event of default then exists under the Indenture and the Discharge of Senior Obligations occurs concurrently with any such release, the Trustee (for itself and on behalf of the Subordinated Creditor) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the Senior Obligations. Until the Discharge of Senior Obligations occurs, each of the Trustee and the Subordinated Creditor hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or the Subordinated Creditor or in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 5.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.2, including any endorsements or other instruments of transfer or release.
     (b) If, prior to the Discharge of Senior Obligations, a subordination of the Senior Agent’s Lien on any Common Collateral is permitted (or in good faith believed by the Senior Agent to be permitted) under the Senior Credit Agreement to another Lien permitted under the Senior Credit Agreement (a “Priority Lien”), then the Senior Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Subordinated Creditor and the Trustee, at the written direction of the Subordinated Creditor, shall promptly execute and deliver to the Senior Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Trustee for the benefit of the Subordinated Creditor to such Priority Lien.
     5.3 Insurance. Unless and until the Discharge of Senior Obligations has occurred, the Senior Agent (acting at the direction of the Required Senior Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Senior Agent for the benefit of the Senior Creditors pursuant to the terms of the Senior Debt Documents (including, without limitation, for purposes of cash collateralization of commitments, and Hedging Agreements) and, after the Discharge of Senior Obligations has occurred, to the Trustee for the benefit of the Subordinated Creditor to the extent required under the Subordinated Security Documents and then, to the extent no Subordinated Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Trustee or any other Subordinated Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 2.3 of this Agreement.

Exhibit A

     5.4 Amendments and other Modifications to Subordinated Debt Documents; Restrictions on Actions by Subordinated Creditor. Until the Discharge of Senior Obligations has occurred and notwithstanding anything contained in the Subordinated Debt Documents or the Senior Debt Documents to the contrary, neither Trustee nor the Subordinated Creditor shall, without the prior written consent of Senior Agent, agree to any amendment, waiver, modification or supplement to the Subordinated Debt Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Obligations, (ii) increase the rate of interest on any of the Subordinated Obligations (except in connection with the imposition of a default rate of interest to the extent provided for in the Subordinated Debt Documents on the date hereof), (iii) alter the dates upon which payments of principal or interest on the Subordinated Obligations are due (other than in connection with the consummation of the PIK Conversion pursuant to this Agreement and to the Recapitalization Agreement), (iv) alter the terms of, add or remove any default or event of default (other than a technical waiver thereof, provided that no such waiver shall be permitted in any event with respect to (A) any default or event of default arising from a cross-default to any Senior Obligations (or an event of default under the Senior Debt Documents (other than a default or event of default arising under the Senior Debt Documents solely as a result of a default or event of default arising under the Indenture) or (B) any default or event of default resulting from the failure of any Grantor to pay, on a timely basis, any principal, interest or fees in respect of Subordinated Obligations), (iv) modify any covenant with respect to the Subordinated Obligations, (v) change the redemption, conversion, prepayment or put provisions of the Subordinated Obligations in a manner adverse to any Grantor, (vi) alter the subordination provisions with respect to the Subordinated Obligations or any Lien securing the same, including, without limitation, subordinating the Subordinated Obligations or any Lien securing the same to any other Indebtedness, (vii) alter the repayment terms of the Subordinated Obligations or forgive any of the Subordinated Obligations, (viii) take any Liens on any property of any Grantor, any Subsidiary of any Grantor or any other Person, except to the extent that Senior Agent shall have been granted a first-priority Lien on such property, (ix) obtain any guaranties or credit support from any Person, unless the Senior Agent and Senior Creditors have obtained a guaranty or credit support, as the case may be, in respect of the Senior Obligations from such Person and such Person’s obligations in respect of such guaranty or credit support, as the case may be, in favor of Trustee and the Subordinated Creditor in respect of the Subordinated Obligations are subordinated to its obligations in respect of the Senior Obligations on the same terms and to the same extent that the Subordinated Obligations are subordinated to the Senor Indebtedness pursuant the terms of this Agreement, (x) release any Specified Collateral (except as expressly permitted the Senior Debt Documents and the Subordinated Debt Documents), (xi) contravene the provisions of this Agreement, the Senior Credit Agreement or any other Senior Debt Document or (xii) change or amend any other term of the Subordinated Debt Documents if such change or amendment would be adverse to any Grantor or confer additional material rights on the Trustee or any Subordinated Creditor or any other holder of the Subordinated Obligations in a manner adverse to any Grantor, the Senior Agent or the Senior Creditors (other than waivers expressly permitted by clause (iv) above).
     5.5 Amendments to Senior Debt Documents. The Senior Credit Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the

Exhibit A

consent of, the Subordinated Agent or the Subordinated Creditor, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification or Refinancing of the Senior Credit Agreement shall not, without the consent of the Subordinated Creditor increase the maximum aggregate principal of Loans thereunder to an amount in excess of the Cap Amount.
     5.6 Legends. Each of the Company, each other Grantor, the Trustee and the Subordinated Creditor agrees that, prior to any transfer of any Subordinated Obligations permitted hereunder, each Subordinated Debt Document shall include the following language (or language to similar effect approved by the Senior Agent):
“THIS NOTE [OR OTHER SUBORDINATED DEBT DOCUMENT] AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”), DATED AS OF MAY 9, 2007, AMONG GLOBAL CROSSING LIMITED, AS THE ISSUER, WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THE SUBORDINATED DEBT DOCUMENTS, THE OTHER GRANTORS NAMED THEREIN, GOLDMAN SACHS CREDIT PARTNERS L.P., AS SENIOR AGENT AND STT CROSSING LTD., AS THE SUBORDINATED CREDITOR, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS HEREOF AND OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”
In addition, the Company, each other Grantor and the Trustee agree that each Subordinated Security Document covering any Collateral constituting real property shall contain such other language as the Senior Agent may reasonably request to reflect the subordination of such Subordinated Security Document to the Senior Security Document covering such Collateral.
     5.7 Continued Effectiveness. (a) No right of the Senior Creditors, the Senior Agent or any of them to enforce any provision of this Agreement or any Senior Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of the Company or any other Grantor or by any act or failure to act by any Senior Creditor or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Debt Documents or any of the Subordinated Debt Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Creditors, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Senior Debt Documents), the Senior Creditors, the Senior Agent and any of them may, at any time and from time to time in accordance with the Senior Debt Documents and/or applicable law, without the consent of, or notice to, the Trustee or the Subordinated Creditor, without incurring any liabilities to the Trustee or any other Subordinated Creditor and without impairing or releasing the subordination, Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or

Exhibit A

other right or remedy of the Trustee or the Subordinated Creditor is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) subject to the provisions of Section 5.5 hereof, make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
          (ii) subject to the other provisions of Section 5.5 hereof, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Obligations or any Lien on any Common Collateral or guaranty thereof or any liability of any the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Agent or any of the Senior Creditors, the Senior Obligations or any of the Senior Debt Documents;
          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any other Grantor to the Senior Creditors or the Senior Agent, or any liability incurred directly or indirectly in respect thereof;
          (iv) settle or compromise any Senior Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Senior Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any Senior Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.
     (c) In the event the Senior Agent or the other Senior Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of the Senior Agent, the other Senior Creditors, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Indenture and any Comparable Subordinated Security Document without the consent of the Trustee or the Subordinated Creditor and without any action by the

Exhibit A

Trustee, the Company or any other Grantor, provided that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Subordinated Security Documents, except to the extent that a release of such Lien is permitted by Section 5.2 of this Agreement, (ii) imposing additional duties on the Trustee or otherwise exposing the Trustee to any liability or effect any right, power, exculpation or indemnity set forth in the Indenture without its written consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Subordinated Debt Documents or Section 6 hereof and (B) prompt notice of such amendment, waiver or consent has been given to the Trustee (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
     5.8 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Trustee and the Subordinated Creditor may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Subordinated Obligations in accordance with the terms of the Subordinated Debt Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Trustee or any other Subordinated Creditor of the Permitted Subordinated Debt Payments so long as such receipt is (i) not the direct or indirect result of the exercise by the Trustee or the Subordinated Creditor of rights or remedies (including, without limitation, any Enforcement Action and any exercise of rights or remedies as a secured creditor (including set-off)) in contravention of this Agreement and (ii) permitted under the Senior Credit Documents. In the event the Trustee or the Subordinated Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Agent or the other Senior Creditors may have with respect to the Collateral.
     5.9 Collateral in Possession; Bailee for Perfection. (a) If the Senior Agent takes possession of or has “control” (as such term is defined in the UCC) over any Common Collateral for purposes of perfecting its Lien thereon (including equity certificates, deposit accounts and investment property), the Senior Agent, to the extent such Liens may be perfected only by such possession or control, shall be deemed to be holding such Common Collateral as agent for Trustee, solely for purposes of perfection of its Lien under the UCC on such Common Collateral; provided that the Senior Agent shall have no duty or liability to protect or preserve any rights pertaining to any of the Common Collateral for the Trustee or any Subordinated Creditor, and each of the Trustee and the Subordinated Creditor hereby waives and releases the Senior Agent from all claims and liabilities arising pursuant to its role as such agent, except for claims and liabilities arising from the Senior Agent’s gross negligence or willful misconduct, as finally determined pursuant to a final non-appealable order of a court of competent jurisdiction.
     (b) If the Trustee takes possession of or has “control” (as such term is defined in the UCC) over any Common Collateral for purposes of perfecting its Lien thereon (including equity certificates, deposit accounts and investment property), the Trustee, to the extent such Liens may be perfected by such possession or control, shall be deemed to be holding such

Exhibit A

Common Collateral as agent for the Senior Agent, solely for purposes of perfection of its Lien under the UCC on such Common Collateral; provided that the Trustee shall have no duty or liability to protect or preserve any rights pertaining to any of the Common Collateral for the Senior Agent or any of the Senior Creditors, and the Senior Agent and each Senior Creditor hereby waives and releases the Trustee and the Subordinated Creditor from all claims and liabilities arising pursuant to its role as such agent, except for claims and liabilities arising from Trustee’s gross negligence or willful misconduct, as finally determined pursuant to a final non-appealable order of a court of competent jurisdiction.
     5.10 [Reserved]
     5.11 Turnover of Collateral and Proceeds of Collateral. Upon the Discharge of the Senior Obligations, the Senior Agent shall deliver any remaining Collateral in its possession, or any proceeds thereof, together with any necessary endorsements, first, to the Trustee, if any Subordinated Obligations remain outstanding, and second, to the Company or the relevant Grantor if no Senior Obligations or Subordinated Obligations remain outstanding (in each case, in the case of any Collateral in which a security interest may be perfected solely by “control” (as defined in the UCC), so as to allow such Person to obtain “control” of such Collateral). The Senior Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority security interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
     5.12 When Discharge of Senior Obligations Deemed to Not Have Occurred. If at any time after the Discharge of Senior Obligations has occurred, the Company immediately thereafter enters into any Refinancing of any Senior Credit Document evidencing a Senior Obligation which Refinancing is permitted hereby, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing Senior Credit Document shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the payment subordination and Lien priorities and rights in respect of Collateral set forth herein, and the Senior Agent under such Senior Credit Documents shall be the Senior Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new Senior Credit Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Trustee and the Subordinated Creditor shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the respective Company or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement; provided same does not alter, modify or vitiate any rights, protections, immunities or indemnities afforded to the Trustee hereunder or under the Indenture.
     5.13 Option to Purchase Senior Debt. (a) Without prejudice to the enforcement of remedies by the Senior Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Senior Debt Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Subordinated Obligations as being entitled to exercise all default purchase options as to the Subordinated Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also

Exhibit A

assume all commitments and duties of the Senior Creditors), at any time during the exercise period described in clause (c) below of this Section 5.13, all, but not less than all, of the Senior Obligations (other than the Senior Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Senior Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.13, all commitments pursuant to any then outstanding Senior Credit Agreement shall have terminated and all Hedging Agreements constituting Senior Debt Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.13(a) shall be made as follows:
     (1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute Senior Obligations, the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Hedging Agreement, the aggregate amount then owing to each Other Creditor thereunder pursuant to the terms of the respective Hedging Agreement, including without limitation all amounts owing to such Other Creditor as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to pay over to the Senior Creditors any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the Senior Obligations;
     (2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Senior Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Senior Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Senior Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Senior Obligations);
     (3) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Trustee (acting at the written direction of the Subordinated Creditor) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.13;

Exhibit A

     (5) with all amounts payable to the various Senior Creditors in respect of the assignments described above to be distributed to them by the Senior Agent in accordance with their respective holdings of the various Senior Obligations; and
     (6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Senior Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Senior Agent and each other Senior Creditor shall retain all rights to indemnification as provided in the relevant Senior Debt Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.13.
     (b) The right to exercise the purchase option described in Section 5.13(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the Senior Agent by an Eligible Purchaser (the “Purchase Notice”). Neither the Senior Agent nor any other Senior Creditor shall have any disclosure obligation to any Eligible Purchaser, the Trustee or the Subordinated Creditor in connection with any exercise of such purchase option.
     (c) The right to purchase the Senior Obligations as described in this Section 5.13 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the Senior Credit Agreement, (y) the occurrence of the final maturity of the Loans under the Senior Credit Agreement or (z) the occurrence of a Proceeding with respect to the Company which constitutes a default or event of default under the Senior Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Proceeding constituting a default or event of default has not been rescinded or cured within such 10 Business Day Period, and so long as any unpaid amounts constituting Senior Obligations remain owing); provided, however, that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above; provided, further, however, that in connection with such purchase right only, the Senior Agent shall provide the Subordinated Creditor with five days’ prior written notice (an “Agent Notice”) of (x) an exercise of remedies by the Senior Agent with respect to all or any substantial portion of the Common Collateral, (y) its intention to accelerate the final maturity of the Loans or (z) the institution by the Senior Agent of any Proceeding under applicable Bankruptcy Law with respect to any Grantor, and in each such case the period during which the Subordinated Creditor shall have the right to purchase the Senior Obligations as described in this Section 5.13 shall commence upon the delivery to the Subordinated Creditor of such notice in accordance with the terms hereof; provided, further, however, that no prior notice by the Senior Agent of its taking any action specified in immediately preceding clauses (x) or (y) shall be required if the Senior Agent believes fraud or willful misconduct has occurred or is occurring or determines in its discretion that such action is necessary or desirable to protect against a material

Exhibit A

impairment, dissipation or devaluation of the Collateral. In the event an Eligible Purchaser provides a Purchase Notice to the Senior Agent within 5 days of receipt of an Agent Notice, the Senior Agent and the Senior Creditors shall not undertake any actions described in clauses (x), (y) or (z) so long as such purchase by the Eligible Purchaser is consummated within seven Business Days of the date of delivery of such Purchase Notice.
     (d) The obligations of the Senior Creditors to sell their respective Senior Obligations under this Section 5.13 are several and not joint and several. To the extent any Senior Creditor (a “Defaulting Creditor”) breaches its obligation to sell its Senior Obligations under this Section 5.13, nothing in this Section 5.13 shall be deemed to require the Senior Agent or any other Senior Creditor to purchase such Defaulting Creditor’s Senior Obligations for resale to the holders of Subordinated Obligations and in all cases, the Senior Agent and each Senior Creditor complying with the terms of this Section 5.13 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the Senior Obligations.
     (e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.13 (so long as they meet all eligibility standards contained in all relevant Senior Debt Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Senior Debt Documents) for purposes of all Senior Debt Documents and hereby agrees that no further consent from such Grantor shall be required.
     SECTION 6. Proceedings.
     6.1 Finance Issues. If the Company or any other Grantor shall be subject to any Proceeding and the Senior Agent (acting at the direction of the Required Senior Creditors) shall desire to permit the use of Cash Collateral on which the Senior Agent or any other creditor the Company or any other Grantor has a Lien or to permit the Company or any other Grantor to obtain financing (including on a priming basis), whether from the Senior Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then each of the Trustee and the Subordinated Creditor agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the Senior Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of the Trustee and the Subordinated Creditor on the Common Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Subordinated Obligations shall have the same priority with respect to the Common Collateral relative to the Liens securing the Senior Obligations as if such Post-Petition Financing had not occurred.
     6.2 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each of the Trustee and the Subordinated Creditor, agrees that none

Exhibit A

of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Proceeding in respect of the Collateral, without the prior written consent of the Senior Agent.
     6.3 Adequate Protection. Each of the Trustee and the Subordinated Creditor agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the Senior Agent or the other Senior Creditors for adequate protection in any Proceeding (or any granting of such request) or (b) any objection by the Senior Agent or the other Senior Creditors to any motion, relief, action or proceeding based on the Senior Agent or the other Senior Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to Common Collateral except that, if the Senior Agent or the Senior Creditors are granted adequate protection in the form of replacement Liens on the Grantors’ assets, the Subordinated Creditor or the Trustee on its behalf may seek or request adequate protection in the form of a replacement Lien on the same assets of the Grantors as awarded to the Senior Creditors, which Lien, however, will be subordinated to the Liens securing the Senior Obligations (including any replacement Liens granted in respect of the Senior Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement.
     6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Creditor from objecting on any basis in any Proceeding or otherwise to any action taken by the Trustee or any other Subordinated Creditor, including the seeking by the Trustee or any other Subordinated Creditor of adequate protection or the assertion by the Trustee or the Subordinated Creditor of any of its rights and remedies under the Subordinated Debt Documents or otherwise.
     6.5 Preference Issues. If any Senior Creditor is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then the Senior Obligations shall be reinstated to the extent of such Recovery and the Senior Creditors shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Trustee or any Subordinated Creditor on account of the Subordinated Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the Senior Agent for the benefit of the Senior Creditors, for application to the reinstated Senior Obligations. This Section 6.5 shall survive termination of this Agreement.
     6.6 Post-Petition Interest. (a) Neither the Trustee nor the Subordinated Creditor shall oppose or seek to challenge any claim by the Senior Agent or any other Senior Creditor for allowance in any Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions

Exhibit A

of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Senior Creditors, and is intended to provide the Senior Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.
     (b) Neither the Senior Agent nor any other Senior Creditor shall oppose or seek to challenge any claim by the Trustee or any other Subordinated Creditor for allowance in any Proceeding of Subordinated Obligations consisting of post-petition interest, fees or expenses so long as the Senior Creditors are receiving post-petition interest, fees or expenses in at least the same form being requested by the Trustee and the Subordinated Creditor and then only to the extent of the value of the Lien of the Trustee on behalf of the Subordinated Creditor on the Collateral (after taking into account the value of the Lien of the Senior Agent on behalf of the Senior Creditors on the Collateral); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Creditors and applied to the Senior Obligations in accordance with Section 2.4 hereof.
     (c) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Subordinated Obligations (and the security therefor).
     6.7 Waiver. Each of the Trustee and the Subordinated Creditor waives any claim it may hereafter have against any Senior Creditor arising out of the election by any Senior Creditor of the application to the claims of any First Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Proceeding; provided, however, that the foregoing is consistent with the terms of this Agreement.
     6.8 Limitations. So long as the Discharge of Senior Obligations has not occurred, without the express written consent of the Senior Agent, neither the Trustee nor the Subordinated Creditor shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the Senior Creditors or the value of any claims of Senior Creditors under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Senior Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
     SECTION 7. Representations and Warranties. The Subordinated Creditor hereby represents and warrants to the Senior Agent and the Senior Creditors, and the Senior Agent hereby represents and warrants (as to itself and not as to any other Person) to the Trustee and the Subordinated Creditor, in each case as follows:

Exhibit A

     7.1 Existence and Power. Such Person is duly organized, validly existing and in good standing under the laws of the state of its organization.
     7.2 Authority. Such Person has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Person.
     7.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
     7.4 Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Person or affecting the property of such Person conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or (except as contemplated hereby), result in the creation or imposition of, or obligation to create, any Lien upon the property of such Person pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of such Person’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.
     7.5 No Divestiture. Solely in the case of the Subordinated Creditor, on the date hereof, the Subordinated Creditor which is signatory hereto is the current owner and holder of the PIK Notes and all other Subordinated Obligations.
     7.6 Default under Subordinated Debt Documents. Solely in the case of the Subordinated Creditor, on the date hereof, the Subordinated Creditor has not received notice from the Company or any Grantor that any default or event of default has occurred under or and remains continuing with respect to any of the Subordinated Debt Documents.
     SECTION 8. Reliance; Waivers; Etc.
     8.1 Reliance. Other than any reliance on the terms of this Agreement, the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Credit Documents, acknowledges that it and the other Senior Creditors have, independently and without reliance on the Trustee or the Subordinated Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any Senior Debt Document or this Agreement. The Subordinated Creditor acknowledges that it has, independently and without reliance on the Senior Agent or any other Senior Creditor, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into

Exhibit A

each of the Subordinated Debt Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Subordinated Debt Documents or this Agreement.
     8.2 No Warranties or Liability. The Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, acknowledges and agrees that each of the Trustee and the Subordinated Creditor has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Subordinated Creditor will be entitled to manage and supervise their respective loans and extensions of credit under the Subordinated Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each of the Trustee and the Subordinated Creditor acknowledges and agrees that each of the Senior Agent and the Senior Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Trustee and the Subordinated Creditor shall have no duty to the Senior Agent or any of the other Senior Creditors, and the Senior Agent and the other Senior Creditors shall have no duty to the Trustee or the Subordinated Creditor, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or event of default or default under any agreements with the Company or any other Grantor (including under the Senior Debt Documents and the Subordinated Debt Documents), regardless of any knowledge thereof which they may have or be charged with.
     8.3 Waiver of Liability; Indemnity. (a) Each of the Trustee and the Subordinated Creditor also agrees that the Senior Creditors and the Senior Agent shall have no liability to the Trustee or the Subordinated Creditor, and each of the Trustee and the Subordinated Creditor hereby waives any claim against any Senior Creditor or the Senior Agent, arising out of any and all actions which the Senior Creditors or the Senior Agent may take or permit or omit to take with respect to: (i) the Senior Debt Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the Senior Collateral), (ii) the collection of the Senior Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. Each of the Trustee and the Subordinated Creditor agrees that the Senior Creditors and the Senior Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Collateral, the Senior Obligations or otherwise. Neither the Senior Agent nor any other Senior Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Grantor or upon the request of the Trustee, any other holder of Subordinated Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Subordinated

Exhibit A

Creditor by accepting the benefits of the Subordinated Security Documents agrees that neither the Senior Agent nor any other Senior Creditor (in directing the Trustee to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshalling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether Senior Obligations or Subordinated Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
     (b) With respect to its share of the Obligations, Goldman Sachs Credit Partners L.P. (“Bank”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the Senior Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their affiliates as if Bank were not acting as the Senior Agent or Trustee and without any duty to account therefor to any other Creditor.
     (c) The Company and each Grantor shall reimburse the Trustee for all reasonable fees and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred in connection with the review, drafting and negotiation of this Agreement).
     8.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the other Senior Creditors and the Trustee and the Subordinated Creditor, respectively, hereunder (including the payment subordination and Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (i) any lack of validity or enforceability of any Senior Debt Document or any Subordinated Debt Document;
          (ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Subordinated Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or any Subordinated Debt Document;
          (iii) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Obligations or any guarantee thereof;
          (iv) the commencement of any Proceeding in respect of the Company or any other Grantor; or

Exhibit A

          (v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Obligations, or of the Trustee or any Subordinated Creditor in respect of this Agreement.
     8.5 Marshalling; Additional Waiver. Each of the Trustee and the Subordinated Creditor hereby waives to the fullest extent permitted by applicable law any rights such Person may have under applicable law to assert or otherwise to claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the assets of any Grantor for the benefit of the Trustee or such Subordinated Creditor. Each of the Trustee and the Subordinated Creditor expressly waives all notice of the acceptance by the Senior Agent and the Senior Creditors of the subordination and other terms and provisions of this Agreement and all the notices whatsoever not specifically required pursuant to the terms of this Agreement or under the UCC in connection with any foreclosure on or sale of property of any of the Grantors and each of the Trustee and the Subordinated Creditor expressly consents to reliance by the Senior Agent and the other Senior Creditors upon the subordination and other terms and provisions of this Agreement.
     SECTION 9. Miscellaneous.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Debt Documents or the Subordinated Debt Documents, the provisions of this Agreement shall govern and control.
     9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment subordination and Lien subordination and the Senior Creditors may continue, at any time and without notice to the Trustee or any other Subordinated Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. Each of the Trustee and the Subordinated Creditor hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Trustee, the Subordinated Creditor and the Subordinated Obligations, upon the earlier of (A) the date on which the PIK Conversion occurs with regard to all PIK Notes and (B) later of (x) the date upon which the obligations under the Indenture terminate if there are no other Subordinated Obligations outstanding on such date and (y) if there are other Subordinated Obligations outstanding on such date, the date upon which

Exhibit A

such Subordinated Obligations terminate and (ii) with respect to the Senior Agent, the other Senior Creditors and the Senior Obligations, the date of the Discharge of Senior Obligations, subject to the rights of the Senior Creditors under Section 6.5.
     9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Senior Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the Senior Agent (at the direction of the Required Senior Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the Senior Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “Senior Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the Senior Credit Agreement or the Indenture and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 9.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected. In no event shall the Trustee be required to execute any amendment, waiver or modification which affects adversely its rights, duties, obligations or protections hereunder or under the Subordinated Debt Documents.
     9.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Agent and the Senior Creditors, on the one hand, and the Subordinated Creditor, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Senior Agent and the other Senior Creditors shall have no duty to advise the Trustee or any other Subordinated Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any of the other Senior Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any other Subordinated Creditor, it or they shall be under no obligation (w) to make, and the Senior Agent and the other Senior Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     9.5 Subrogation. Subject to the Discharge of Senior Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Subordinated Creditor or Trustee pay over to the Senior Agent or any of the other Senior

Exhibit A

Creditors under the terms of this Agreement, the Subordinated Creditor and the Trustee shall be subrogated to the rights of the Senior Agent and such other Senior Creditors; provided that, each of the Trustee and the Subordinated Creditor hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred so long as Senior Agent and the Senior Creditors make reasonable efforts to preserve the rights and remedies under the Senior Credit Documents to which Trustee and Subordinated Creditor are subrogated. The Company and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Trustee or the Subordinated Creditor and paid over to the Senior Agent or the other Senior Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Company or any other Grantor under the Senior Debt Documents.
     9.6 Application of Payments. All payments received by the Senior Agent or the other Senior Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Creditors, in their sole discretion, deem appropriate. Each of the Trustee and the Subordinated Creditor assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
     9.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
     (b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

Exhibit A

PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS AND THE SUBORDINATED DEBT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     9.8 Notices. All notices to the Subordinated Creditor and the Senior Creditors permitted or required under this Agreement may be sent to the Subordinated Creditor and the Senior Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     9.9 Further Assurances. Each of the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, the Trustee and the Subordinated Creditor the Company and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Subordinated Creditor, by its acceptance of the benefits of the Subordinated Debt Documents, agrees to be bound by the agreements herein made by it and the Trustee, on its behalf.
     9.10 APPLICABLE LAW, NO IMMUNITY. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. STT in respect of itself, its subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that STT, its Subsidiaries or any of their respective properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Singapore or Mauritius or elsewhere, to enforce this Agreement or any other liability or obligation of STT or any of its

Exhibit A

Subsidiaries related to or arising from the transactions contemplated by this Agreement, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, STT for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Singapore or Mauritius or elsewhere. Without limiting the generality of the foregoing, STT further agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Foreign Sovereign Immunities Act.
     9.11 Binding on Successors and Assigns. This Agreement shall be binding upon Senior Agent, the other Senior Creditors, the Trustee, the Subordinated Creditor and their respective successors and assigns.
     9.12 Specific Performance. Each of the Senior Agent and the Trustee may demand specific performance of this Agreement. Each of the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, and the Trustee and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent or the Trustee, as the case may be.
     9.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     9.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Subordinated Creditor, by its acceptance of the benefits of the Subordinated Debt Documents, agrees to be bound by the agreements made herein.
     9.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Creditors, the Trustee and the Subordinated Creditor. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the

Exhibit A

Grantors and the Senior Agent and the Senior Creditors, on the one hand, and each of the Grantors and the Trustee and the Subordinated Creditor, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the Senior Debt Documents and the Subordinated Debt Documents, respectively.
     9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Creditors, on the one hand, and the Trustee and the Subordinated Creditor, on the other hand. Neither the Company nor any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms of the Senior Debt Documents and the Subordinated Debt Documents, respectively.
     9.18 Grantors; Additional Grantors. The Company and the other Grantors party hereto on the date of this Agreement hereby covenant and agree (x) subject to the Post-Closing Collateral Requirement, to cause each Grantor not a party hereto on the date hereof to become a party hereto and (y) to cause each Subsidiary of the Company which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the Senior Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the Senior Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Grantor and Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
     9.19 Appointment of Service of Process Agent. Within ten (10) Business Days of the Closing Date, the Subordinated Creditor shall cause to be delivered to the Senior Agent a letter from the Service of Process Agent, presently located 1209 Orange Street, Wilmington, DE 19805 , in form and substance reasonably satisfactory to the Senior Agent, indicating its consent to its appointment by the Company and each other Grantor as their agent to receive service of process as specified in this Agreement.
* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Notice Address:	Senior Agent GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as Senior Agent
By:
Name:
Title:

By:
Name:
Title:

Notice Address: Sixth Avenue and Marquette Avenue	Trustee WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee
MAC N 9303-120	By:
Minneapolis, Minnesota 55479		Name:
Attn: Corporate Trust		Title:
Facsimile: (612) 667-9825
By:
Name:
Title:

Notice Address: 10 Frere Felix de Valois Street,	Subordinated Creditor STT CROSSING LTD., as Subordinated Creditor
Port Louis, Mauritius	By:
Name:
and		Title:

51 Cuppage Road #10-11/17	By:
Starhub Centre		Name:
Singapore 229469		Title:

Exhibit B
Form of Warrant Agreement

WARRANT AGREEMENT
(NO WARRANT AGENT)
BETWEEN
GLOBAL CROSSING LIMITED
and
STT CROSSING LIMITED

Dated as of                     , 2007

TABLE OF CONTENTS*

*	This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

i

     WARRANT AGREEMENT dated as of                     , 2007 between Global Crossing Limited, a company organized under the laws of Bermuda (the “Company”), on the one hand, and STT Crossing Ltd, a company organized under the laws of Mauritius (“STT Crossing”), on the other hand.
     WHEREAS, the Company proposes to issue to STT Crossing, or their designees, Common Stock Purchase Warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 8,806,431 ordinary shares, par value, US$0.01 per share (the “Common Stock”), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”), pursuant to a Recapitalization Agreement dated May 9, 2007.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
     SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the “Warrant Certificates”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.
     SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by a director of the Company and its secretary or another director under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future director or secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been a director or secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.
     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.
     SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.
     SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

     The Warrant holders agree that any proposed transfer of the Warrant or of the Warrant Shares will be made only if such transfer is made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act. If such transfer is proposed to be made pursuant to an exemption from registration under the Act, the Warrant holder will, if requested by the Company, deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Act.
     The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:
“This warrant has been acquired for investment. This warrant and the securities issuable upon exercise of the warrant have not been registered under the Securities Act of 1933, as amended. Such securities may not be offered, sold, transferred, pledged, assigned or hypothecated without compliance with the transfer restrictions set forth in the Warrant Agreement dated [•], 2007 by and among the Company and the parties named therein and unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required.”
     Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.
     SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing at the opening of business on [•], 2007 and until 5:00 p.m., New York City time on [•], 2017 (the “Exercise Period”) to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. In the alternative, each Holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares. For purposes of the foregoing sentence, “fair market value” of the Warrant Shares will be determined in good faith by the Board of Directors of the Company as of the date of any such exercise. Each Warrant not exercised prior to 5:00 p.m., New York City time, on [•], 2017 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.
     A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the exercise price of US$0.01 per Warrant Share (the “Exercise Price”), which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, (ii) through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid (the Company will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof), or (iii) in the manner provided in the first paragraph of this Section 5.
     Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (j) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.
     The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.
     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.
     SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.
     SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common

Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.
     The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.
     Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.
     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.
     SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.
     SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10, provided however in any event, the Exercise Price may not be adjusted below the par value of the Common Stock. For purposes of this Section 10, “Common Stock” means shares now or hereafter authorized of any class of ordinary shares of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount. For purposes of determining any adjustments to the number of Warrant Shares issuable under this Section 10(m), the Exercise Price shall be calculated to 10 decimal places even though the actual Exercise Price may not be reduced below the par value of the Common Stock.
     (a)     Adjustment for Change in Capital Stock.
               If the Company:
     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;
     (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (3) combines its outstanding shares of Common Stock into a smaller number of shares;
     (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or
     (5) issues by reclassification of its Common Stock any shares of its capital stock; then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.
     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
     If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.
     Such adjustment shall be made successively whenever any event listed above shall occur.
     (b)     Adjustment for Rights Issue.
     If the Company distributes any rights, options or warrants to any holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

N × P
E’	=	E	x	O	+	M
O + N
     where:
     E’ = the adjusted Exercise Price.
     E = the current Exercise Price.
     O = the number of shares of Common Stock outstanding on the record date.
     N = the number of additional shares of Common Stock offered.
     P = the offering price per share of the additional shares.
     M = the current market price per share of Common Stock on the record date.
     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.
     (c)     Adjustment for Other Distributions.
               If the Company distributes to any holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

E’ = E ×	M - F

M

where:

E’	=	the adjusted Exercise Price.

E	=	the current Exercise Price.

M	=	the current market price per share of Common Stock on the record date mentioned below.

F	=	the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.
               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.
               This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.
     (d)     Current Market Price.
               In subsections (b) and (c) of this Section 10 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The “Quoted Price” of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.
     (e)     When De Minimis Adjustment May Be Deferred.
               No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
     (f)     When No Adjustment Required.
               No adjustment need be made for a transaction referred to in subsections (a), (b) or (c) of this Section 10 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.
               No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.
               No adjustment need be made for a change in the par value or no par value of the Common Stock.
               To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
     (g)     Notice of Adjustment.
               Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.
     (h)     Voluntary Reduction.
               The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.
               Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.
               A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b) and (c) of this Section 10.
     (i)      Notice of Certain Transactions.
               If:
        (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b) or (c) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (f) of this Section 10;
        (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (j) of this Section 10; or
        (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.
     (j)      Reorganization of Company.
               If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.
               If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.
               If this subsection (j) applies, subsections (a), (b) and (c) of this Section 10 do not apply.
     (k)     Company Determination Final.
               Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e) or (f) of this Section 10 is conclusive.
     (l)      When Issuance or Payment May Be Deferred.
               In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.
     (m)     Adjustment in Number of Shares.
               Upon each adjustment of the Exercise Price pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’ = N x	E

E’

where:

N’	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N	=	the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’	=	the adjusted Exercise Price.

E	=	the Exercise Price prior to adjustment.
     (n)     Form of Warrants.
               Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.
               SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.
               SECTION 12. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter (i) cause to be delivered to the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments and a copy of the certificate referred to in clause (i) of this Section 12 by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.
               In case:
        (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or
        (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or
     (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
     (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10; then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
               Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.
               SECTION 13. Notices to Company and Warrant Holders. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:
[200 Park Avenue
Florham Park, NJ 07932
Telecopy: (973) 360-0538
Attention: Legal Department]
               Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-

class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.
               SECTION 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.
               SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.
               SECTION 16. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on [•], 2017 Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.
               SECTION 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.
               SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.
               SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

GLOBAL CROSSING LIMITED
By

Title

[Seal]

Attest
Secretary

STT CROSSING LIMITED
By:

Title

[Seal]

Attest
Secretary

EXHIBIT A
[Form of Warrant Certificate]
[Face]
THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT DATED [•], 2007 BY AND AMONG THE COMPANY AND THE PARTIES NAMED THEREIN AND UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     EXERCISABLE ON OR BEFORE ___________, 2017

No.	_____ Warrants
Warrant Certificate
[COMPANY]
               This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of Warrants expiring __________, 2017 (the “Warrants”) to purchase ordinary shares, par value US$0.01 (the “Common Stock”), of Global Crossing Limited, a company organized under the laws of Bermuda (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on __________, 2017, one fully paid and nonassessable share of Common Stock (a “Warrant Share”) at the initial exercise price (the “Exercise Price”) of US$0.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
               No Warrant may be exercised after 5:00 p.m., New York City time on __________, 2017, and to the extent not exercised by such time such Warrants shall become void.
               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
               This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

               IN WITNESS WHEREOF, ____________________ has caused this Warrant Certificate to be signed by a director and its secretary or another director, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.
Dated:

GLOBAL CROSSING LIMITED
By
Director

By
Director / Secretary

[Form of Warrant Certificate]
[Reverse]
               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring __________, 2017 entitling the holder on exercise to receive shares of ordinary shares, par value US$0.01, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of __________, 2007 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.
               Warrants may be exercised at any time on or before __________, 2017. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.
               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
               The holders of the Warrants are entitled to certain registration rights with respect to the ordinary shares purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of December 9, 2003 as amended on December 23, 2004, May 23, 2006 and [•], 2007, between the Company, STT Crossing Ltd, STT Hungary Liquidity Management Limited Liability Company and each other holder of Registrable Securities (as defined therein). A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.
               Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]
(To Be Executed Upon Exercise Of Warrant)
               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Global Crossing Limited in the amount of $[•] in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of __________, whose address is ______________________________ and that such shares be delivered to __________ whose address is __________ ____________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________, whose address is ____________________, and that such Warrant Certificate be delivered to __________, whose address is __________.

Signature:
Date:

Exhibit C
Form of Amendment No. 3 to the Registration Rights Agreement

AMENDMENT NO. 3 TO
REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 3 (this “Amendment”) is made and entered into as of [•], 2007, by and among Global Crossing Limited, a company organized under the laws of Bermuda (the “Company”), STT Crossing Ltd, a company organized under the laws of Mauritius (“STT Crossing”), and each other person who becomes a Holder of the Registrable Securities, and amends the Registration Rights Agreement, dated as of December 9, 2003, by and among the Company, STT Crossing and each other person who becomes a Holder of the Registrable Securities (as amended, the “Agreement”). Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.
     WHEREAS, the Agreement was previously amended by Amendment No. 1 (“Amendment No. 1”) as of December 23, 2004, by and among the Company, STT Crossing, STT Hungary Liquidity Management Limited Liability Company, and each other person who becomes a Holder of the Registrable Securities;
     WHEREAS, the Agreement was previously amended by Amendment No. 2 (“Amendment No. 2”) as of May 23, 2006, by and among the Company, STT Crossing and each other person who becomes a Holder of the Registrable Securities;
     WHEREAS, the Company, STT Crossing have entered into a recapitalization agreement, dated May 9, 2007 (the “Recapitalization Agreement”), pursuant to which, among other things, STT Crossing will (a) receive a restructuring fee consisting in part of warrants to acquire Common Stock (the “Fee Warrants”) and (b) exchange its 4.7% Senior Secured Mandatory Convertible Notes due 2008 (the “GCL Notes”) for Common Stock and warrants to acquire Common Stock (the “MCN Warrants”, together with the Fee Warrants, the “Warrants”);
     WHEREAS, the parties desire that the foregoing securities be deemed to be Registrable Securities under the Agreement and be entitled to additional Demand Registrations under the Agreement;
     WHEREAS, the parties desire to make certain other amendments to the Agreement, which amendments may be effected pursuant to Section 9(b) of the Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendments. Pursuant to Section 9(b) of the Agreement, the parties agree as follows:
          (a) (i) The Warrants and the Common Stock issued pursuant to the conversion of the GCL Notes shall be deemed the “Registrable Securities” under the Agreement and will be entitled to all the benefits associated therewith; and

1

               (ii) the holders or holders of such Registrable Securities shall be deemed a “Holder” for the purposes of the Agreement;
          (b) If, at any time, any of the Warrants are converted into Common Stock:
               (i) all of the Common Stock or other securities which the Holder or Holders may acquire upon such conversion, together with any other securities which the Holder or Holders may acquire on account of any such securities, shall be deemed “Registrable Securities” under the Agreement and will be entitled to all the benefits associated therewith;
               (ii) the holder or holders of such Registrable Securities shall be deemed a “Holder” for purposes of the Agreement;
          (c) The Holder or Holders of Registrable Securities shall be entitled to make two additional Demand Registrations, in the aggregate, under the Agreement (in addition to the Demand Registrations such Holder is otherwise entitled to under the Agreement or otherwise); and
          (d) Except for such additional Demand Registrations, the Warrants and the Common Stock issued upon conversion of the GCL Notes and the Warrants shall be treated for all other purposes under the Agreement as Registrable Securities and shall be entitled to the rights and benefits of Registrable Securities thereunder.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to STT Crossing as follows:
          (a) Due Authorization; Enforceability. The Company has all right, corporate power and authority to enter into, execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Amendment and the compliance by the Company with each of the provisions of this Amendment are within the corporate power and authority of the Company and have been duly authorized by all requisite corporate and other action on the part of the Company. This Amendment has been duly and validly executed and delivered by the Company and this Amendment constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.
          (b) No Conflicts or Violations; Consents. Neither the execution, delivery or performance by the Company of this Amendment nor the consummation by the Company of the transactions contemplated hereby will: (i) conflict with, or result in a breach or violation of, any provision of the memorandum of association, certificate of incorporation or bylaws or other organizational documents of the Company; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or

2

acceleration, under any law applicable to or binding on the Company or any subsidiary of the Company or any provision of any contract, agreement or other arrangement to which the Company or any subsidiary of the Company is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, prospects, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or its ability to consummate the transactions contemplated hereby; or (iii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on the part of the Company or any subsidiary of the Company.
     3. Representations and Warranties of STT Crossing. STT Crossing hereby represents and warrants to the Company as follows:
          (a) Due Authorization; Enforceability. It has all right, power and authority to enter into, execute and deliver this Amendment and to consummate the transactions contemplated hereby. Its execution and delivery of this Amendment and its consummation of the transactions contemplated hereby are within its power and authority and have been duly authorized by all necessary action on its part. This Amendment has been duly and validly executed and delivered by it and this Amendment constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.
          (b) Consents; No Violations. Neither the execution, delivery or performance by it of this Amendment nor the consummation by it of the transactions contemplated hereby will: (i) conflict with, or result in a breach or violation of, any provision of its organizational documents; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any law or any provision of any contract, agreement or other arrangement of it, or to which it or any of its assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not have a material adverse effect on its ability to consummate the transactions contemplated hereby; or (iii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on its part.
     4. Confirmation of Agreement. Except as herein expressly amended, the Agreement shall remain in full force and effect in accordance with its terms.
     5. Governing Law; Submission to Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, other than the choice of law principles of such state.

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     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.
     7. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment or the Agreement.
[Signature Page Follows]

4

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

GLOBAL CROSSING LIMITED
By:
Name:
Title:

STT CROSSING LTD
By:
Name:
Title:

5

AMENDMENT NO. 1
TO THE RECAPITALIZATION AGREEMENT
dated as of
June 1, 2007
BETWEEN
GLOBAL CROSSING LIMITED
AND
STT CROSSING LTD.

AMENDMENT NO. 1 TO THE RECAPITALIZATION AGREEMENT
     This AMENDMENT NO.1 TO THE RECAPITALIZATION AGREEMENT (this “Amendment”) is made and entered into as of June 1, 2007 (the “Effective Date”), by and among Global Crossing Limited, a company organized under the laws of Bermuda (“Global Crossing”) and STT Crossing Ltd., a company organized under the laws of Mauritius (“STT Crossing”).
W I T N E S S E T H :
     WHEREAS, Global Crossing and STT Crossing have entered into a recapitalization agreement dated as of May 9, 2007 (the “Recapitalization Agreement”).
     WHEREAS, Global Crossing, Goldman Sachs Credit Partners, L.P. and Credit Suisse Securities (USA) LLC have entered into an amendment agreement dated as of June 1, 2007 to amend the Credit and Guaranty Agreement.
     WHEREAS, the parties hereto have agreed to amend the Recapitalization Agreement on the terms and conditions set out herein.
ARTICLE 1
DEFINITIONS
     Terms defined in or incorporated by reference into this Amendment shall have the same meaning in the Recapitalization Agreement unless they are otherwise defined in this Amendment or the context otherwise requires.
ARTICLE 2
AMENDMENT
     2.1 With effect from the Effective Date, Recital 2 of the Recapitalization Agreement shall be amended by replacing the words “$300,000,000 pursuant to a credit and guaranty agreement” with “$350,000,000 pursuant to a credit and guaranty agreement, as amended from time to time.”
     2.2 For the avoidance of doubt, “Closing Date” in the Recapitalization Agreement shall refer to May 9, 2007.
     2.3 All other terms and conditions of the Recapitalization Agreement, except as amended by this Amendment, shall continue in full force and effect.
ARTICLE 3
MISCELLANEOUS
     3.1 Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

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     3.2 Governing Law. This Amendment shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the county of New York, State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Amendment shall be litigated in such courts. Each party hereto hereby expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Each party hereto hereby waives personal service of any and all process and agrees that all such service of process may be made upon it by certified or registered mail, return receipt requested, addressed to such party at its respective address set forth in this Amendment and service so made shall be complete ten (10) days after the same has been posted.
     3.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

GLOBAL CROSSING LIMITED
By:	/s/ MITCHELL SUSSIS
Name:	MITCHELL SUSSIS
Title:	SENIOR VICE PRESIDENT

STT CROSSING LTD.
By:	/s/ STEPHEN GEOFFREY MILLER
Name:	STEPHEN GEOFFREY MILLER
Title:	DIRECTOR

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